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                                                                       EXHIBIT 8

                         [VINSON & ELKINS LETTERHEAD]



                                 May 17, 1995




American General Corporation
2929 Allen Parkway
Houston, Texas  77019-2155

American General Delaware, L.L.C.
c/o American General Delaware
  Management Corporation
2099 South Dupont Avenue
Dover, Delaware  19901

American General Capital, L.L.C.
c/o American General Delaware
  Management Corporation
2099 South Dupont Avenue
Dover, Delaware  19901

Ladies and Gentlemen:

         We participated in the preparation of the Registration Statement on Form S-3 (Registration Nos. 33-58317, 33-58317-01 and 33-58317-02) (such
Registration Statement, as amended at the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of Convertible Monthly Income Preferred Securities, Series A, of American General Delaware, L.L.C.
and Cumulative Monthly Income Preferred Securities, Series A, of American General Capital, L.L.C., together with the Prospectuses and Prospectus Supplements relating thereto and included as part of that Registration Statement.

         We hereby confirm that the conclusions of law, and the summaries of our opinions, with respect to federal income tax matters set forth therein under the headings "Certain Federal Income Tax Considerations" in each of the Prospectus Supplements are accurate and complete in all material respects.
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American General Corporation
American General Delaware, L.L.C.
American General Capital, L.L.C.
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May 17, 1995


         We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                   Very truly yours,

                                                   /s/  VINSON & ELKINS L.L.P.

                                                   VINSON & ELKINS L.L.P.